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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 0-21915

Date of Report (Date of Earliest Event Reported): May 20, 2004

COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

DELAWARE	82-0419266
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864 (Address of principal executive offices)
(208) 263-2266 (Registrant's telephone number, including area code)

Item 5. Other Events and Required FD Disclosure

        On May 20, 2004, the Registrant announced the pricing of a public offering of 3,120,000 shares of its common stock at a price of $20.50 per share.

        A copy of the press release issued in connection with the pricing of the stock offering is attached to this Report as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits

  99.1
  Press Release Announcing Pricing of Stock Offering

SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Sandpoint, State of Idaho, on this 20th day of May, 2004.

COLDWATER CREEK INC.
By:	/s/ Dennis Pence Chief Executive Officer and Chairman of the Board of Directors
By:	/s/ Melvin Dick Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press Release Announcing Pricing of Stock Offering

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  Item 5. Other Events and Required FD Disclosure
  Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX